SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2019 (April 23, 2019)

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	001-38827	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers

Awards granted under the 2015 Omnibus Equity Plan. On April 23, 2019, the Compensation Committee of Cortland Bancorp’s board of directors awarded 6,726 shares of restricted stock to President and CEO James M. Gasior, 6,340 shares to Executive Vice President and COO Timothy Carney and 3,261 shares to Senior Vice President and Chief Financial Officer David J. Lucido, all with an effective grant date of April 23, 2019. Awarded under the 2015 Omnibus Equity Plan, the shares vest 50% immediately and 50% on the first anniversary of the award date if the executive remains employed with Cortland Bancorp, but the awards will be fully vested if a change in control occurs. With an effective grant date of April 23, 2019, the price of the stock is $22.58 per share.

Item 8.01 Other Events

On April 23, 2019, Cortland Bancorp’s Board of Directors awarded each director other than Chairman Timothy K. Woofter 151 shares of fully vested stock. With an effective grant date of April 23, 2019, the price of the stock is $22.58 per share. Chairman Timothy K. Woofter received 166 shares of fully vested stock.

Item 9.01(d) Exhibits

Exhibit 10.36.4	Form of Restricted Stock Award under the 2015 Omnibus Equity Plan – with Immediate Vesting Provision

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President

Date:    April 24, 2019